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                  PHP HEALTHCARE CORPORATION AND SUBSIDIARIES

                                                                      EXHIBIT 21
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                         SUBSIDIARIES OF THE REGISTRANT


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                                                                                 STATE OF
NAME OF SUBSIDIARY                                                             INCORPORATION             DOING BUSINESS AS
------------------                                                             -------------             -----------------
Health Cost Consultants, Inc........................................       Virginia                            N/A
D.C. Chartered Health Plan, Inc.....................................       District of Columbia                N/A
Virginia Chartered Health Plan, Inc.................................       Virginia                            N/A
PHP NJ MSO, Inc.....................................................       Delaware                            N/A
Pinnacle Health Enterprises, L.L.C..................................       Delaware                            N/A
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